UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

National American University Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16 Rapid City, SD	57701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of the stockholders of National American University Holdings, Inc. (the “Company”) was held on October 7, 2014. Present at that annual meeting were 23,891,506 shares of common stock entitled to vote. The stockholders voted on the following matters at the meeting:

1. The election of eight directors, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal:

Name	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert D. Buckingham	20,126,016	284,958	3,480,532
Dr. Jerry L. Gallentine	20,072,257	338,717	3,480,532
Dr. Ronald L. Shape	20,132,483	278,491	3,480,532
Dr. Therese Kreig Crane	20,332,862	78,112	3,480,532
Dr. Thomas D. Saban	20,386,752	24,222	3,480,532
Richard L. Halbert	20,386,721	24,253	3,480,532
Jeffrey B. Berzina	20,386,721	24,253	3,480,532
James Rowan	23,891,506	0	0

2. The approval by an advisory vote the compensation of the Company’s named executive officers:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
20,113,317	279,827	17,830	3,480,532

3. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015.

Shares Voted For	Shares Voted Against	Shares Abstained
23,840,214	46,217	5,075

Item 8.01 Other Events.

On October 8, 2014, the Company issued a press release announcing that on October 6, 2014, the Company’s Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on December 31, 2014. The dividends will be payable on or about January 16, 2015. The Company operates on a May 31st fiscal year. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release announcing dividend, dated October 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Date: October 8, 2014